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                                                                 EXHIBIT 10.23.A

                                AMENDMENT NO. 1

This Amendment No. 1 (the "Amendment") dated as of February 4, 1998, is between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") and IMAGE ENTERTAINMENT, INC., a California corporation (the "Borrower").

                                    RECITALS
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A.   The Bank and the Borrower entered into a certain Business Loan Agreement dated as of March 10, 1997 (the "Agreement").

B.   The Bank and the Borrower desire to amend the Agreement.

                                   AGREEMENT
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1.   DEFINITIONS.  Capitalized terms used but not defined in this Amendment
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     shall have the meaning given to them in the Agreement.

2.   AMENDMENTS.  The Agreement is hereby amended as follows:
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     2.1  Section 1.1 (Definitions) (Construction Advance Expiration Date) of
          the Agreement, the date "September 30, 1998" is substituted for the date "January 31, 1998."

     2.2 Section 1.1 (Definitions) (EBITDA) of the Agreement, is amended in its entirety to read as follows:

          "EBITDA" means, for any period, for the Borrower, the sum of (a) Net Income for that period plus (b) any extraordinary loss reflected in
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          such Net Income, minus (c) any extraordinary gain reflected in such
                           -----
          Net Income, plus (d) cash Interest Expense for such period, plus (e)
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          income taxes, plus (f) depreciation, amortization and all other non-
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          cash expenses for that period, in each case as determined in accordance with GAAP and, in the case of items (d), (e) and (f) only to the extent deducted in the determination of Net Income for that period.

     2.3 Section 1.1 (Definitions) (Quarterly Payment Date) of the Agreement, is amended in its entirety to read as follows:

          "Quarterly Payment Date" means December 31, 1998, and each March 31,
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          June 30, September 30 and December 31 thereafter.

     2.4 A new paragraph 9.19 (Minimum EBITDA) is added to the Agreement to read as follows:

          9.19 Minimum EBITDA.  To earn a minimum EBITDA of at least Five
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               Million and No/100 Dollars ($5,000,000.00) to be calculated at the end of each fiscal quarter, using the results of that quarter and each of the three (3) immediately preceding quarters.

3.   CONDITIONS.  This Amendment will be effective when the Bank receives the
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     following items, in form and content acceptable to the Bank:

     3.1  A duly executed original of this Amendment.

     3.2 A loan fee in the amount of Eight Thousand Five Hundred Eighty-Three and 75/100 Dollars ($8,583.75).

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4.   EFFECT OF AMENDMENT.  Except as provided in this Amendment, all of the
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     terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA NATIONAL TRUST           IMAGE ENTERTAINMENT, INC.,
AND SAVINGS ASSOCIATION                  A CALIFORNIA CORPORATION

By:  /s/ JUDY CROSSWHITE                 By:  /s/ JEFF M. FRAMER
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     Judy Crosswhite, Vice President     Name:   Jeff M. Framer
                                         Title:  Chief Financial Officer

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